                                                                     EXHIBIT 4.3


                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2976299
                                                              ----------


                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)



We, Walter M. Pressey        , President and  Walter M. Pressey        , Clerk
    -------------------------                 -------------------------
of Boston Private Financial Holdings, Inc.
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                           (EXACT NAME OF CORPORATION)

located at  Ten Post Office Square, Boston, MA  02109
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                (STREET ADDRESS OF CORPORATION IN MASSACHUSETTS)

certify that these Articles of Amendment affecting articles numbered:

3
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          (NUMBER THOSE ARTICLES 1, 2, 3, 4, 5 AND/OR 6 BEING AMENDED)

of the Articles of Organization were duly adopted at a meeting held on
November 19,     2001    , by vote of:
---------------- --------

12,592,533.9851 shares of Common Stock         of 16,582,686 shares outstanding,
---------------           --------------------    ----------
                          (TYPE, CLASS & SERIES, IF ANY)

              shares of                     of          shares outstanding, and
-------------           -------------------    --------
                        (TYPE, CLASS & SERIES, IF ANY)


              shares of                     of          shares outstanding, and
-------------           -------------------    --------
                        (TYPE, CLASS & SERIES, IF ANY)

1**being at least a majority of each type, class or series outstanding and entitled to vote thereon: / or 2**being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:




*DELETE THE INAPPLICABLE WORDS.             **DELETE THE INAPPLICABLE CLAUSE.

1    FOR AMENDMENTS ADOPTED PURSUANT TO CHAPTER 156B, SECTION 70.
2    FOR AMENDMENTS ADOPTED PURSUANT TO CHAPTER 156B, SECTION 71.

NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total PRESENTLY authorized is:

-------------------------------------------------- -------------------------------------------------------------------
            WITHOUT PAR VALUE STOCKS                                     WITH PAR VALUE STOCKS
-------------------------------------------------- -------------------------------------------------------------------
TYPE                NUMBER OF SHARES               TYPE             NUMBER OF SHARES               PAR VALUE
------------------- ------------------------------ ---------------- ------------------------------ -------------------
Common:                                            Common:          30,000,000                     $1.00
------------------- ------------------------------ ---------------- ------------------------------ -------------------

------------------- ------------------------------ ---------------- ------------------------------ -------------------
Preferred                                          Preferred:       2,000,000                      $1.00
------------------- ------------------------------ ---------------- ------------------------------ -------------------

------------------- ------------------------------ ---------------- ------------------------------ -------------------


CHANGE the total authorized to:

-------------------------------------------------- -------------------------------------------------------------------
            WITHOUT PAR VALUE STOCKS                                     WITH PAR VALUE STOCKS
-------------------------------------------------- -------------------------------------------------------------------
TYPE                NUMBER OF SHARES               TYPE             NUMBER OF SHARES               PAR VALUE
------------------- ------------------------------ ---------------- ------------------------------ -------------------
Common:                                            Common:          70,000,000                     $1.00
------------------- ------------------------------ ---------------- ------------------------------ -------------------

------------------- ------------------------------ ---------------- ------------------------------ -------------------
Preferred                                          Preferred:       2,000,000                      $1.00
------------------- ------------------------------ ---------------- ------------------------------ -------------------

------------------- ------------------------------ ---------------- ------------------------------ -------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a LATER effective date not more than THIRTY DAYS after such filing, in which event the amendment will become effective on such later date.



Late effective date: ______________________________ .



SIGNED UNDER THE PENALTIES OF PERJURY, this 19TH day of
                                            ----

NOVEMBER                , 2001  ,
------------------------  ----







/S/ WALTER M. PRESSEY                                        , *President
---------------------
Walter M. Pressey

/S/ WALTER M. PRESSEY                                        , *Clerk
---------------------
Walter M. Pressey

*DELETE THE INAPPLICABLE WORDS.

                        THE COMMONWEALTH OF MASSACHUSETTS


                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


                    ========================================


I hereby approve the within Articles of Amendment and, the filing fee in the amount of $40,000 having been paid, said articles are deemed to have been filed with me this 20TH day of NOVEMBER , 2001.




EFFECTIVE DATE: NOVEMBER 20, 2001










                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH










                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:



Daniel P. Adams, Esq.
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Goodwin Procter LLP
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Exchange Place, Boston, MA  02109
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Telephone: (617) 570-1966
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